Exhibit 10.1.3

EXECUTION COPY

PURCHASE AND SALE AGREEMENT

Dated as of October 3, 2007

by and among

THE VARIOUS ENTITIES FROM TIME TO TIME PARTY HERETO,

as Originators,

STRATEGIC ENERGY, L.L.C.,

as Servicer,

and

STRATEGIC RECEIVABLES, LLC,

as Buyer

TABLE OF CONTENTS

PAGE

ARTICLE I
AGREEMENT TO PURCHASE AND SELL

1.1	Agreement To Purchase and Sell.	2
1.2	Timing of Purchases	3
1.3	Consideration for Purchases	3
1.4	Purchase and Sale Termination Date	3
1.5	Intention of the Parties	3
ARTICLE II
CALCULATION OF PURCHASE PRICE

2.1	Calculation of Purchase Price	4
ARTICLE III
PAYMENT OF PURCHASE PRICE

3.1	Contribution of Receivables and Initial Purchase Price Payment	5
3.2	Subsequent Purchase Price Payments.	5
3.3	Settlement as to Specific Receivables and Dilution	6
3.4	Reconveyance of Receivables	7
3.5	Letters of Credit	7
ARTICLE IV
CONDITIONS OF PURCHASES

4.1	Conditions Precedent to Initial Purchase	9
4.2	Certification as to Representations and Warranties	10
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE ORIGINATORS

5.1	Organization and Good Standing	11
5.2	Due Qualification	11
5.3	Power and Authority; Due Authorization	11
5.4	Valid Sale; Binding Obligations	11
5.5	No Violation	12
5.6	Proceedings	12
5.7	Bulk Sales Acts	12
5.8	Government Approvals.	12
5.9	Financial Condition	12
5.10	Licenses and Labor Controversies	13
5.11	Margin Regulations	13
5.12	Quality of Title	13
5.13	Accuracy of Information	13
5.14	Offices	14
5.15	Trade Names	14
5.16	Taxes	14
5.17	Compliance With Applicable Laws	14
5.18	Reliance on Separate Legal Identity	15
5.19	Investment Company	15
5.20	Security Interest	15
5.21	Consideration	15
5.22	Valid Contracts	16
5.23	Ordinary Course of Business	16
ARTICLE VI
COVENANTS OF THE ORIGINATORS

6.1	Affirmative Covenants	16
6.2	Reporting Requirements	18
6.3	Negative Covenants	19
6.4	Substantive Consolidation	20
ARTICLE VII
ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF THE RECEIVABLES

7.1	Rights of the Buyer.	22
7.2	Responsibilities of the Originators	22
7.3	Further Action Evidencing Purchases	23
7.4	Application of Collections.	23

ARTICLE VIII
PURCHASE AND SALE TERMINATION EVENTS

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8.1	Purchase and Sale Termination Events	24
8.2	Remedies	24
ARTICLE IX
INDEMNIFICATION

9.1	Indemnities by the Originators	25
ARTICLE X
MISCELLANEOUS

10.1	Amendments, Etc	26
10.2	Notices, Etc	27
10.3	No Waiver, Cumulative Remedies	27
10.4	Binding Effect; Assignability	27
10.5	Governing Law	28
10.6	Costs, Expenses and Taxes	28
10.7	Submission to Jurisdiction	28
10.8	Waiver of Jury Trial	29
10.9	Captions and Cross-References; Incorporation by Reference	29
10.10	Execution in Counterparts	29
10.11	Acknowledgment and Agreement.	29
10.12	No Proceeding	30
10.13	Limited Recourse	30
ARTICLE XI
JOINDER OF ADDITIONAL ORIGINATORS

11.1	Addition of New Originators	30
EXHIBIT A - Form of Purchase Report
EXHIBIT B - Form of Company Note
EXHIBIT C - Form of Originator Assignment Certificate
EXHIBIT D - Office Locations
EXHIBIT E -  Trade Names
EXHIBIT F -  Form of Joinder Agreement

-iii-

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of October 3, 2007, is among the various entities from time to time party hereto, each as an originator (each, an “Originator” and collectively, the “Originators”), Strategic Energy, L.L.C., (“Strategic Energy”), as servicer under the Receivables Purchase Agreement described below (in such capacity, the “Servicer”), and Strategic Receivables, LLC, a Delaware limited liability company, as buyer (the “Buyer”).

Definitions

Unless otherwise indicated, certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to the Receivables Purchase Agreement of even date herewith (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”) among the Buyer, as Seller, the Servicer, the Conduit Purchasers party thereto, the Purchaser Agents party thereto, the financial institutions from time to time party thereto, as LC Participants and PNC Bank, National Association, as Administrator and as LC Bank.  All references herein to months are to calendar months unless otherwise expressly indicated.

Background

(a)           The Buyer is a special purpose limited liability company, all of the outstanding membership interests of which are owned by Strategic Energy.

(b)           The Originators generate Receivables in the ordinary course of their businesses.

(c)           The Originators, in order to finance their business, wish to sell Receivables and the Related Rights to the Buyer, and the Buyer is willing, on the terms and subject to the conditions set forth herein, to purchase Receivables and the Related Rights from the Originators.

(d)           The Originators and the Buyer intend this transaction to be a true sale of Receivables and the Related Rights by the Originators to the Buyer, providing the Buyer with the full benefits of ownership of the Receivables and the Related Rights, and the Originators and the Buyer do not intend the transactions hereunder to be, or for any purpose to be, characterized as a loan from the Buyer to the Originators.

(e)           The Buyer intends to transfer the Purchased Interest in the Receivables to the Purchasers, pursuant to the Receivables Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AGREEMENT TO PURCHASE AND SELL

1.1           Agreement To Purchase and Sell.

On the terms and subject to the conditions set forth in this Agreement (including Article IV), each Originator, jointly and severally, agrees to sell to the Buyer, and the Buyer agrees to purchase from each such Originator, from time to time on or after the Closing Date, but before the Purchase and Sale Termination Date, all of each such Originator’s right, title and interest in and to:

(a)           each Receivable of such Originator that existed and was owing to such Originator at the closing of such Originator’s business on September 30, 2007 (the “Cut-off Date”) (other than Receivables contributed pursuant to Section 3.1 (the “Contributed Receivables”);

(b)           each Receivable created by such Originator from and including the Cut-off Date to and including the Purchase and Sale Termination Date;

(c)           all rights to, but not the obligations under, all Related Security;

(d)           all monies due or to become due with respect to any of the foregoing;

(e)           all books and records of such Originator related to any of the foregoing, and all rights, remedies, powers, privileges, title and interest of such Originator in each lock-box and related lock-box address and account (including, without limitation, all related Lock-Box Accounts) to which Collections are sent, all amounts on deposit therein, all certificates and instruments, if any, from time to time evidencing such accounts and amounts on deposit therein, and all related agreements between such Originator and each related account bank and Lock-Box Bank; and

(f)           all collections and other products and proceeds (as defined in the applicable UCC) of any of the foregoing  that are or were received by such Originator on or after the Cut-off Date, including, without limitation, all funds which either are received by such Originator, the Buyer or the Servicer from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, invoice price, finance charges, interest and all other charges) in respect of Receivables, or are applied to such amounts owed by the Obligors (including, without limitation, insurance payments that such Originator, the Buyer or the Servicer applies in the ordinary course of its business to amounts owed in respect of any Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligors in respect of Receivables or any other Persons directly or indirectly liable for payment of such Receivables) ((a) through (f), collectively, the “Collateral”).

All purchases and contributions hereunder are absolute and irrevocable and shall be made without recourse, but shall be made pursuant to, and in reliance upon, the representations,

warranties and covenants of the Originators set forth in this Agreement and each other Transaction Document.  No obligation or liability to any Obligor on any Receivable is intended to be assumed by the Buyer hereunder, and any such assumption is expressly disclaimed.  The Buyer’s foregoing commitment to purchase Receivables and the proceeds and rights described in clauses (c) through (f) (collectively, the “Related Rights”) is herein called the “Purchase Facility.”

1.2           Timing of Purchases.

(a)           Closing Date Purchases.  Each Originator’s entire right, title and interest in (i) each Receivable that existed and was owing to such Originator at the Cut-off Date (other than Contributed Receivables), (ii) all Receivables created by such Originator from and including the Cut-off Date, to and including the Closing Date (other than Contributed Receivables) and (iii) all Related Rights automatically shall be deemed to have been sold to the Buyer on the Closing Date.

(b)           Regular Purchases.  After the Closing Date, until the Purchase and Sale Termination Date, each Receivable (and the Related Rights) created by each Originator shall be, and shall be deemed to have been sold to the Buyer immediately (and without further action) upon the creation of such Receivable.

1.3           Consideration for Purchases.

On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to make Purchase Price payments to each Originator and to reflect all contributions in accordance with Article III.

1.4           Purchase and Sale Termination Date.

The “Purchase and Sale Termination Date” shall be the earlier to occur of (a) the date of the termination of this Agreement pursuant to Section 8.2 and (b) the Payment Date immediately following the day on which Originators shall have given notice to the Buyer at or prior to 10:00 a.m. (New York City time) that the Originators desire to terminate this Agreement.

1.5           Intention of the Parties.

It is the express intent of the parties hereto that the transfers of the Receivables and Related Rights by each Originator to the Buyer, as contemplated by this Agreement be, and be treated as, sales or contributions, as applicable, and not as loans secured by the Receivables and Related Rights.  If, however, notwithstanding the intent of the parties, such transactions are deemed to be loans, each Originator hereby grants to the Buyer a first priority security interest in all of such Originator’s right, title and interest in and to (i) the Receivables and the Related Rights now existing and hereafter created by such Originator, (ii) all monies due or to become due and all amounts received with respect thereto, (iii)  all books and records of such Originator related to any of the foregoing, and all rights, remedies, powers, privileges, title and interest of such Originator in each lock-box and related lock-box address and account (including, without limitation, all related Lock-Box Accounts) to which Collections are sent, all amounts on deposit therein, all certificates and instruments, if any, from time to time evidencing such accounts and amounts on deposit therein, and all related agreements between such Originator and each related account bank and Lock-Box Bank and (iv) all proceeds and products of any of the foregoing, to secure all of such Originator’s obligations hereunder.

ARTICLE II

CALCULATION OF PURCHASE PRICE

2.1           Calculation of Purchase Price.

On the Closing Date and on each Monthly Settlement Date, the Servicer shall deliver to the Buyer and the Originators a report in substantially the form of Exhibit A (each such report being herein called a “Purchase Report”) with respect to the matters set forth therein and the Buyer’s purchases of Receivables from the Originators:

(a)           that are to be made on the Closing Date (in the case of the Purchase Report to be delivered on the Closing Date), or

(b)           that were made during the period commencing on the Monthly Settlement Date immediately preceding such Monthly Settlement Date to (but not including) such Monthly Settlement Date (in the case of each subsequent Purchase Report).

The “Purchase Price” (to be paid to the Originators in accordance with the terms of Article III) for the Receivables and the Related Rights that are purchased hereunder from the Originators shall be determined in accordance with the following formula:

PP           =           OB x FMVD

where:

PP	=	Purchase Price for each Receivable as calculated on the relevant Payment Date.

OB	=	The Outstanding Balance of such Receivable on the relevant Payment Date.

FMVD	=
Fair Market Value Discount, as measured on such Payment Date, which is equal to the quotient (expressed as percentage) of (a) one divided by (b) the sum of (i) one, plus (ii) the product of (A) the Prime Rate on such Payment Date plus .25% and (B) a fraction, the numerator of which is the Days’ Sales Outstanding (calculated as of the last day of the Settlement Period next preceding such Payment Date) and the denominator of which is 365.

“Payment Date” means (i) the Closing Date and (ii) each Business Day thereafter that the Originators are open for business.

“Prime Rate” means a per annum rate equal to the “Prime Rate” as published in the “Money Rates” Section of The Wall Street Journal or, if such rate ceases to be published in The Wall Street Journal, such other publication as determined by the Administrator in its sole discretion.

ARTICLE III

PAYMENT OF PURCHASE PRICE

3.1           Contribution of Receivables and Initial Purchase Price Payment.

(a)           On the Closing Date, the Originator Strategic Energy shall, and hereby does, contribute to the capital of the Buyer either cash or Receivables and Related Rights with respect thereto consisting of each Receivable of the Originator Strategic Energy that existed and was owing to it on the Closing Date beginning with the oldest of such Receivables and continuing chronologically thereafter such that the aggregate Outstanding Balance of all such Contributed Receivables and such cash shall be at least equal to $10,000,000.  The Buyer shall reflect a capital contribution on its books and records from Strategic Energy, as Originator, contributing such Receivables or cash.  The value of any such capital contribution consisting of Receivables and Related Rights shall be calculated using the formula set forth in the Purchase Price.

(b)           On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to pay to each Originator the Purchase Price for the purchase to be made from such Originator on the Closing Date partially in cash (in an amount to be agreed between the Buyer and such Originator and set forth in the initial Purchase Report) and partially by issuing a promissory note in the form of Exhibit B to such Originator with an initial principal balance equal to the remaining Purchase Price (each promissory note, as it may be amended, supplemented, indorsed or otherwise modified from time to time, together with all promissory notes issued from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, herein called a “Company Note”) or by causing the LC Bank to issue one or more Letters of Credit pursuant to the terms of this Article III and the Receivables Purchase Agreement, as more fully described below.

3.2           Subsequent Purchase Price Payments.

On each Payment Date subsequent to the Closing Date, on the terms and subject to the conditions set forth in this Agreement, the Buyer shall pay to each Originator the Purchase Price for the Receivables generated by such Originator on such Payment Date:

(a)           First, the Purchase Price shall be paid in cash to the extent the Buyer has cash available therefor and/or if requested by such Originator, in consideration for causing the LC Bank to issue one or more Letters of Credit on the terms and subject to the conditions of this Article III and the Receivables Purchase Agreement; and

(b)           Second, to the extent any portion of the Purchase Price remains unpaid, the principal amount outstanding under the Company Note issued to such Originator shall be increased by an amount equal to such remaining Purchase Price.

The Servicer shall make all appropriate record keeping entries with respect to the Company Note or otherwise to reflect the foregoing payments and reductions, and the Servicer’s books and records shall constitute rebuttable presumptive evidence of the principal amount of, and accrued interest on, the Company Note at any time.  Furthermore, the Servicer shall hold each Company Note for the benefit of the relevant Originator.  Each Originator hereby irrevocably authorizes the Servicer to mark the Company Note “CANCELLED” and to return such Company Note to the Buyer upon the final payment thereof after the occurrence of the Purchase and Sale Termination Date.

In the event that such Originator requests that any purchases be paid for by issuance of a Letter of Credit, such Originator shall on a timely basis provide the Buyer with such information as is necessary for the Buyer to obtain such Letter of Credit from the LC Bank. Such Originator shall have no reimbursement or recourse obligations in respect of any Letter of Credit.

3.3           Settlement as to Specific Receivables and Dilution.

(a)           If, on the day of purchase or contribution of any Receivable from any Originator hereunder, any of the representations or warranties set forth in Sections 5.4 and 5.12 are not true with respect to such Receivable or as a result of any action or inaction of such Originator, on any day, any of such representations or warranties set forth in Sections 5.4 and 5.12 is no longer true with respect to such a Receivable, then the Purchase Price (or in the case of a Contributed Receivable, the Outstanding Balance of such Receivable (the “Contributed Value”)), with respect to such Receivable shall be reduced by an amount equal to the Outstanding Balance of such Receivable and shall be accounted to such Originator as provided in subsection (c) below; provided, that if the Buyer thereafter receives payment on account of Collections due with respect to such Receivable, the Buyer shall promptly deliver such funds to such Originator on the next Monthly Settlement Date.

(b)           If, on any day, the Outstanding Balance of any Receivable purchased or contributed hereunder is reduced or adjusted as a result of any defective, rejected, returned goods or services, or any discount or other adjustment made by any Originator, the Buyer or the Servicer or any setoff or dispute between any Originator or the Servicer and an Obligor as indicated on the books of the Buyer (or, for periods prior to the Closing Date, the books of any Originator), then the Purchase Price or Contributed Value, as the case may be, with respect to such Receivable shall be reduced by the amount of such net reduction and shall be accounted to such Originator as provided in subsection (c) below.

(c)           Any reduction in the Purchase Price (or Contributed Value) of any Receivable pursuant to subsection (a) or (b) above shall be applied on the next Monthly Settlement Date as a credit for the account of the Buyer against the Purchase Price of Receivables subsequently purchased by the Buyer from any Originator hereunder;

provided, however, if there have been no purchases of Receivables from such Originator (or insufficiently large purchases of Receivables) to create a Purchase Price sufficient to so apply such credit against, the amount of such credit

(i)           shall be paid in cash to the Buyer by such Originator by depositing in immediately available funds into the relevant Lock-Box Account for application by the Servicer to the same extent as if Collections of the applicable Receivable in such amount had actually been received on such date, or

(ii)           shall be deemed to be a payment under, and shall be deducted from the principal amount outstanding under, the Company Note payable to such Originator;

provided, further, that at any time (y) when a Termination Event or Unmatured Termination Event exists under the Receivables Purchase Agreement or (z) on or after the Purchase and Sale Termination Date, the amount of any such credit shall be immediately paid by such Originator to the Buyer by deposit in immediately available funds into the relevant Lock-Box Account for application by the Servicer to the same extent as if Collections of the applicable Receivable in such amount had actually been received on such date.

(d)           Each Purchase Report (other than the Purchase Report delivered on the Closing Date) shall include, in respect of the Receivables previously generated by each Originator (including Contributed Receivables), a calculation of the aggregate reductions described in subsection (a) or (b) relating to such Receivables since the last Purchase Report delivered hereunder, as indicated on the books of the Buyer (or, for such period prior to the Closing Date, the books of such Originator).

3.4           Reconveyance of Receivables.

In the event that any Originator has paid to the Buyer the full Outstanding Balance of any Receivable pursuant to Section 3.3, the Buyer shall reconvey such Receivable to such Originator, without representation or warranty, but free and clear of all liens, security interests, charges, and encumbrances created by the Buyer.

3.5           Letters of Credit.

(a)           Upon the request of the Servicer (acting as agent for each Originator as described in subsection (b) below) and in accordance with Section 3.2, and on the terms and subject to the conditions for issuing Letters of Credit under the Receivables Purchase Agreement (including any limitations therein on the amount of any such issuance), the Buyer agrees to cause the LC Bank to issue, on the Payment Dates specified by the Servicer (on behalf of such Originator), Letters of Credit on behalf of the Buyer (and, if applicable, on behalf of, or for the account of, any Originator in favor of such beneficiaries as such Originator may elect).  The aggregate stated amount of the Letters of Credit being issued on any Payment Date on behalf of such Originator shall constitute a credit against the aggregate Purchase Price payable by the Buyer to such Originator on such Payment Date pursuant to Section 3.2.  To the extent that the aggregate stated

amount of the Letters of Credit being issued on any Payment Date exceeds the aggregate Purchase Price payable by the Buyer on such Payment Date, such excess shall be deemed to be a reduction in the outstanding principal balance of (and, to the extent necessary, the accrued but unpaid interest on) the Company Note payable to such Originator.  The aggregate stated amount of Letters of Credit to be issued on any Payment Date shall not exceed the sum of the aggregate Purchase Price payable on such Payment Date to such Originator plus the aggregate outstanding principal balance of and accrued but unpaid interest on the Company Note payable to such Originator on such Payment Date.  In the event that any such Letter of Credit issued (i) expires or is cancelled or otherwise terminated with all or any portion of its stated amount undrawn, (ii) has its stated amount decreased (for a reason other than a drawing having been made thereunder) or (iii) the Buyer’s Reimbursement Obligation in respect thereof is reduced for any reason other than by virtue of a payment made in respect of a drawing thereunder, then an amount equal to such undrawn amount or such reduction, as the case may be, shall either be paid in cash to such Originator(s) on the next Payment Date or, if the Buyer does not then have cash available therefor, shall be deemed to be added to the outstanding principal amount of the Company Note issued to such Originator.  Under no circumstances shall any Originator have any reimbursement or recourse obligations in respect of any Letter of Credit.

(b)           Each Originator appoints the Servicer as its agent (on which appointment the Buyer, the Administrator, Purchaser Agents, the LC Participants, the LC Bank and the Conduit Purchasers may rely until such Originator provides contrary written notice to all of such Persons) to act on such Originator’s behalf to take all actions and to make all decisions in respect of the issuance, amendment and administration of the Letters of Credit, including, without limitation, requests for the issuance and extension of Letters of Credit and the allocation of the stated amounts of Letters of Credit against Purchase Price owed to particular Originators and against Company Notes issued to particular Originators.  In the event that the Servicer requests a Letter of Credit hereunder, the Servicer shall on a timely basis provide the Buyer with such information as is necessary for the Buyer to obtain such Letter of Credit from the LC Bank, and shall notify the relevant Originators, the Buyer and the Administrator of the allocations described in the preceding sentence.  Such allocations shall be binding on the Buyer and each Originator.

(c)           Each Originator agrees to be bound by the terms of each Letter of Credit Application referenced in the Receivables Purchase Agreement and by the LC Bank’s interpretations of any Letter of Credit issued for the Buyer and by the LC Bank’s written regulations and customary practices relating to letters of credit.

ARTICLE IV

CONDITIONS OF PURCHASES

4.1           Conditions Precedent to Initial Purchase.

The initial purchase hereunder is subject to the condition precedent that the Buyer shall have received, on or before the Closing Date, the following, each (unless otherwise indicated) dated the Closing Date, and each in form and substance satisfactory to the Buyer:

(a)           An Originator Assignment Certificate in the form of Exhibit C from each Originator, duly completed, executed and delivered by each such Originator;

(b)           A copy of the resolutions of the Board of Directors or members or managers, as the case may be, of each Originator approving the Transaction Documents to be delivered by it and the transactions contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of each such Originator;

(c)           Good standing certificates for each Originator issued as of a recent date acceptable to the Servicer by the Secretary of State (or similar official) of the jurisdiction of each such Originator’s organization and the jurisdiction where each such Originator’s chief executive office is located;

(d)            A certificate of the Secretary or Assistant Secretary of each Originator certifying the names and true signatures of the officers authorized on such Person’s behalf to sign the Transaction Documents to be delivered by it (on which certificate the Servicer and the Buyer may conclusively rely until such time as the Servicer shall receive from such Person a revised certificate meeting the requirements of this subsection (d));

(e)           The certificate of incorporation or certificate of formation or other organizational document of each Originator (including all amendments and modifications thereto), duly certified by the Secretary of State of the jurisdiction of such Originator’s incorporation or organization as of a recent date acceptable to the Administrator and the by-laws or limited liability company agreement (including all amendments and modifications thereto), as applicable, of such Originator, in each case duly certified by the Secretary or an Assistant Secretary of such Originator;

(f)           (i) Proper financing statements (Form UCC-1) naming each Originator as the debtor/seller and the Buyer as the secured party/purchaser, and (ii) the proper financing statement amendments (Form UCC-3) which name the Administrator as the assignee of the Buyer, as may be necessary or, in the Servicer’s or the Administrator’s opinion, desirable, under the UCC of all appropriate jurisdictions to perfect the Buyer’s ownership interest in all Receivables and such other rights, accounts, instruments and moneys (including, without limitation, the Related Rights) in which an ownership or security interest may be assigned to it hereunder;

(g)           A written search report from a Person satisfactory to the Administrator listing all effective financing statements that name each Originator as debtor or seller and that are filed in all jurisdictions in which filings could be effectively made, together with copies of such financing statements (none of which, except for those (i) described in the foregoing subsection (f), or (ii) as to which proper financing statements (Form UCC-3), duly executed and suitable for filing under the UCC of all jurisdictions that the Administrator may deem necessary or desirable to release all security interests and other rights of any Person in the Receivables or Related Rights granted by such Originator to such Person have been received by the Administrator, shall cover any Receivable or any Related Rights which are to be sold or contributed to the Buyer hereunder), and tax and judgment lien search reports (including, without limitation, ERISA lien searches) from a Person satisfactory to the Administrator showing no evidence of any such liens filed against such Originator;

(h)           Favorable opinions of Sidley Austin LLP and Babst, Calland, Clements, Zomnir PC, counsel to the Originators, each in form and substance satisfactory to the Administrator;

(i)           A Company Note in favor of each Originator, duly executed by the Buyer; and

(j)           A certificate from a Responsible Officer of each Originator to the effect that the Servicer and such Originator have placed on the most recent, and have taken all steps reasonably necessary to ensure that there shall be placed on each subsequent, data processing report that it generates which are of the type that a proposed purchaser or lender would use to evaluate the Receivables, the following legend (or the substantive equivalent thereof): “THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD TO STRATEGIC RECEIVABLES, LLC PURSUANT TO A PURCHASE AND SALE AGREEMENT, DATED AS OF OCTOBER 3, 2007, AS AMENDED, AMONG THE ORIGINATORS (AS DEFINED THEREIN) AND STRATEGIC RECEIVABLES, LLC; AND AN UNDIVIDED, FRACTIONAL OWNERSHIP INTEREST IN THE RECEIVABLES DESCRIBED HEREIN HAS BEEN SOLD TO CERTAIN PURCHASERS PURSUANT TO A RECEIVABLES PURCHASE AGREEMENT, DATED AS OF OCTOBER 3, 2007, AS AMENDED, AMONG STRATEGIC ENERGY, L.L.C., AS THE SERVICER, STRATEGIC RECEIVABLES, LLC, AS THE SELLER, THE CONDUIT PURCHASERS PARTY THERETO, THE PURCHASER AGENTS PARTY THERETO, THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTIES THERETO, AS LC PARTICIPANTS AND PNC BANK, NATIONAL ASSOCIATION, AS ADMINISTRATOR AND AS LC BANK.”

4.2           Certification as to Representations and Warranties.

Each Originator, by accepting the Purchase Price related to each purchase of Receivables generated by such Originator, shall be deemed to have certified that the representations and warranties contained in Article V are true and correct on and as of such day, with the same effect as though made on and as of such day.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE ORIGINATORS

In order to induce the Buyer to enter into this Agreement and to make purchases and accept contributions hereunder, each Originator hereby jointly and severally makes, the representations and warranties set forth in this Article V.

5.1           Organization and Good Standing.

Such Originator has been duly organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the state of its organization, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

5.2           Due Qualification.

Such Originator is duly licensed and in good standing in the jurisdiction where its chief executive office is located and is qualified to do business as a foreign corporation or limited liability company, as the case may be, in good standing in all other jurisdictions in which the failure to be so licensed or qualified could reasonably be expected to have a Material Adverse Effect.

5.3           Power and Authority; Due Authorization.

Such Originator has (a) all necessary power, authority and legal right (i) to execute and deliver, and perform its obligations under, each Transaction Document (and Joinder Agreement (as defined below), as applicable) to which it is a party and (ii) to generate, own, sell, contribute and assign Receivables on the terms and subject to the conditions herein and in the other Transaction Documents, as applicable, provided; and (b) duly authorized such execution and delivery and such sale, contribution and assignment and the performance of such obligations by all necessary action.

5.4           Valid Sale; Binding Obligations.

Each sale or contribution, as the case may be, made by such Originator pursuant to this Agreement shall constitute a valid sale or contribution, as the case may be, transfer, and assignment of Receivables to the Buyer, enforceable against creditors of, and purchasers from, such Originator; and this Agreement (and a Joinder Agreement, if applicable) constitutes, and each other Transaction Document to be signed by such Originator, when duly executed and delivered, will constitute, a legal, valid, and binding obligation of such Originator, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

5.5           No Violation.

The consummation of the transactions contemplated by this Agreement (and a Joinder Agreement, if applicable) and the other Transaction Documents and the fulfillment of the terms hereof or thereof, will not (a) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under (i) any of such Originator’s certificate of incorporation or articles of incorporation, certificate of formation,  by-laws, limited liability company agreement or any other organizational document of such Originator or (ii) any indenture, loan agreement, mortgage, deed of trust, or other material agreement or material instrument to which it is a party or by which it is bound, (b) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument, other than the Transaction Documents, or (c) violate any law or any order, rule or regulation applicable to it of any court or of any state or foreign regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over it or any of its properties.

5.6           Proceedings.

There is no action, suit, proceeding or investigation pending before any court, regulatory body, arbitrator, administrative agency, or other tribunal or governmental instrumentality (a) asserting the invalidity of this Agreement (and a Joinder Agreement, if applicable) or any other Transaction Document, (b) seeking to prevent (i) the issuance of the related Originator Assignment Certificate or the consummation of any of the transactions contemplated by this Agreement (and a Joinder Agreement, if applicable) or any other Transaction Document or (ii) such Originator from transferring any Receivable or Related Rights to the Buyer hereunder or (c) seeking any determination or ruling that could be reasonably expected to have a Material Adverse Effect.

5.7           Bulk Sales Acts.

No transaction contemplated hereby requires compliance with, or will be subject to avoidance under, any bulk sales act or similar law.

5.8           Government Approvals.

Except for the filing of the UCC financing statements referred to in Article IV, all of which, at the time required in Article IV, shall have been duly made and are in full force and effect, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for such Originator’s due execution, delivery and performance of this Agreement (and a Joinder Agreement, if applicable) or any other Transaction Document  to which it is a party.

5.9           Financial Condition.

(a)           Material Adverse Effect.  Since June 30, 2007, no event has occurred that has had, or is reasonably likely to have, a Material Adverse Effect.

(b)           Solvent.  On the date hereof, and on the date of each purchase hereunder (both before and after giving effect to such purchase) such Originator shall be Solvent.

5.10           Licenses and Labor Controversies.

(a)           No Originator has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain would be reasonably likely to have a Material Adverse Effect.

(b)           There are no labor controversies pending or overtly threatened against such Originator that have or are reasonably likely to have a Material Adverse Effect.

5.11           Margin Regulations.

No use of any funds acquired by any Originator under this Agreement will conflict with or contravene any of Regulations T, U and X promulgated by the Federal Reserve Board from time to time.

5.12           Quality of Title.

(a)           Each Receivable of such Originator (together with the Related Rights with respect to such Receivable) which is to be sold to the Buyer hereunder is owned by such Originator, free and clear of any Adverse Claim, except as provided herein and in the Receivables Purchase Agreement.  Whenever the Buyer makes a purchase or accepts a contribution hereunder, it shall have acquired and shall continue to have maintained a valid and perfected ownership interest (free and clear of any Adverse Claim) in all Receivables generated by such Originator and all Collections related thereto, and in such Originator’s entire right, title and interest in and to the Related Rights with respect thereto.

(b)           No effective financing statement or other instrument similar in effect covering any Receivable or any Related Rights is on file in any recording office except such as may be filed in favor of the Buyer or the Administrator, as the case may be, in accordance with this Agreement, or in favor of the Administrator, in accordance with the Receivables Purchase Agreement.

(c)           Unless otherwise identified to the Buyer on the date of the purchase or contribution hereunder, each Receivable of such Originator purchased by or contributed to the Buyer hereunder is on the date of purchase or contribution, an Eligible Receivable.

5.13           Accuracy of Information.

All factual written information heretofore or contemporaneously furnished (and prepared) by such Originator to the Buyer, the Administrator, any Purchaser Agent or any Purchaser for purposes of or in connection with this Agreement (and a Joinder Agreement, if applicable), any other Transaction Document or any transaction contemplated hereby or thereby is, and all other such factual written information hereafter furnished  (and prepared) by such Originator to the Buyer, the Administrator, any Purchaser Agent or any Purchaser pursuant to or in connection with this Agreement (and a Joinder Agreement, if applicable) or any Transaction Document will be, taken as a whole, true and accurate in every material respect on the date as of which such information is dated or certified.

5.14           Offices.

Such Originator’s principal place of business, chief executive office and jurisdiction of organization is located at the address specified in Exhibit D (or at such other locations, notified to the Servicer and the Administrator in accordance with Section 6. l(f), in jurisdictions where all action required by Section 7.3 has been taken and completed), and the offices where such Originator keeps all its books, records and documents evidencing its Receivables, the related Contracts, the Related Rights and all other agreements related to such Receivables are located at the addresses specified in Exhibit D (or at such other locations, notified to the Servicer and the Administrator in accordance with Section 6. l(f)), in jurisdictions where all action required by Section 7.3 has been taken and completed).

5.15           Trade Names.

Such Originator does not use any trade name other than its actual organizational name and the trade names set forth in Exhibit E (or such other trade names, notified to the Servicer and the Administrator in accordance with Section 6. l(f)).  From and after the date that fell five (5) years before the date hereof, except as set forth in Exhibit E (or such other trade names, notified to the Servicer and the Administrator in accordance with Section 6.l(f), such Originator has not been known by any legal name other than its organizational name as of the date hereof, nor has any Originator been the subject of any merger or other organizational reorganization.

5.16           Taxes.

Such Originator has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles, consistently applied, shall have been set aside on its books.

5.17           Compliance With Applicable Laws.

Such Originator is in compliance with the requirements of all applicable laws, rules, regulations and orders of all governmental authorities, a breach of any of which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

5.18           Reliance on Separate Legal Identity.

Such Originator acknowledges that the Purchasers and the Administrator are entering into the Receivables Purchase Agreement in reliance upon the Buyer’s identity as a legal entity separate from each such Originator.

5.19           Investment Company.

Such Originator is neither an “investment company,” nor a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.20           Security Interest.

As more fully set forth in Section 1.5, it is the express intent of the parties that the transfers of the Receivables and Related Rights by the Originators be treated as sales or contributions, and not as loans secured by the Collateral, but that if, notwithstanding the intent of the parties, such transfers are deemed to be loans, a security interest be granted in such assets. This Agreement accordingly hereby creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Buyer, which security interest is prior to all other Adverse Claims, and is enforceable as such against creditors of and purchasers from the Originators.  The Collateral constitutes “accounts”, “general intangibles” or “tangible chattel paper” within the meaning of the applicable UCC and constitutes other assets described in Section 1.1 which do not fall within such quoted terms.  The Originators own and have good and marketable title to the Collateral free and clear of any Adverse Claim.  The Originators have caused or will have caused, within ten (10) days, the filing of all appropriate UCC financing statements in the proper filing offices in the appropriate jurisdictions under applicable law, rules and regulations in order to perfect the security interest in the Collateral granted to the Buyer hereunder.  Other than the transfer made and the security interest granted to the Buyer pursuant to this Agreement, the Originators have not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral.  The Originators have not authorized the filing of and the Originators are not aware of any UCC financing statements against them that included a description of collateral covering the Collateral other than any UCC financing statement relating to the transfer made or the security interest granted to the Buyer hereunder or that has been terminated.  No Responsible Officer of any of the Originators is aware of any judgment or tax lien filings against any of the Originators.

5.21           Consideration.

With respect to each Receivable contributed to the Buyer hereunder: (i) the Buyer has given reasonably equivalent value to the applicable Originator in consideration, (ii) such contribution was not made for or on account of an antecedent debt, and (iii) such contribution is not voidable under any section of the Bankruptcy Code.

5.22           Valid Contracts.

Each Contract with respect to each Receivable contributed or sold hereunder is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

5.23           Ordinary Course of Business.

Each remittance of Collections by or on behalf of each Originator or pursuant to the Transaction Documents and any related accounts of amounts owing hereunder will have been (i) in payment of a debt incurred by such Originator in the ordinary course of business or financial affairs of such Originator and (ii) made in the ordinary course of business or financial affairs of such Originator.

ARTICLE VI

COVENANTS OF THE ORIGINATORS

6.1           Affirmative Covenants.

From the date hereof until the first day following the Purchase and Sale Termination Date, each Originator, jointly and severally agrees as follows, unless the Administrator and the Buyer shall otherwise consent in writing, that it will:

(a)           Compliance With Laws, Etc.  Comply in all material respects with all applicable laws, rules, regulations and orders with respect to the Receivables generated by it and the Contracts and other agreements related thereto except where the failure to so comply would not materially and adversely affect the collectibility of such Receivables or the rights of the Buyer hereunder.

(b)           Preservation of Organizational Existence.  Preserve and maintain its existence as a corporation or limited liability company, as the case may be, and all rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign corporation or limited liability company, as the case may be, in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would be reasonably likely to have a Material Adverse Effect, except for mergers, consolidations, sales and other dispositions  permitted by Section 6.3(e).

(c)           Receivables Reviews.  (i) At any time and from time to time during regular business hours and upon reasonable notice, permit the Buyer or the Administrator, or their respective agents, or representatives, (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in possession or under the control of any Originator relating to the Receivables, including, without limitation, the related Contracts and purchase orders, Related Rights and other agreements related thereto, and (B) to visit the offices and properties of any Originator for the purpose of examining such materials described in clause (i)(A) above and to discuss matters relating to Receivables or the performance hereunder with any of the key officers or employees of any Originator having knowledge of such matters; provided, that at any time when no Termination Event exists and is continuing, the Buyer shall be required to reimburse the Administrator or its respective agents, or representatives for only one (1) such examination and one (1) such visit per year, and (ii) without limiting the foregoing clause (i) above, annually or if a Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event exist then from time to time on request of the Administrator, permit certified public accountants or other auditors acceptable to the Originators and Administrator to conduct, at such Originator’s expense, a review of such Originator’s books and records with respect to such Receivables; provided, that at any time when no Termination Event exists and is continuing, the Buyer shall be required to reimburse the Administrator for only one (1) such review per year.

(d)           Keeping of Records and Books of Account.  Maintain and implement administrative and operating procedures (including, without limitation, an ability to re-create records evidencing Receivables it generates in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of such Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable).

(e)           Performance and Compliance With Receivables and Contracts.  Timely and fully perform and comply with all provisions, covenants, responsibilities and other promises required to be observed by it under the Contracts and all other agreements related to the Receivables contributed or purchased hereunder.

(f)           Location of Records, Offices; Trade Names.  Keep its principal place of business, chief executive office and jurisdiction of organization, and the offices where it keeps its records concerning or related to Receivables, at the address(es) referred to in Exhibit D or, upon 30 days’ prior written notice to the Buyer and the Administrator, at such other locations in jurisdictions where all action required by Section 7.3 shall have been taken and completed, and use no trade names other than its actual organizational name and the trade names set forth in Exhibit E or such other trade names as it may have provided to the Servicer and the Administrator upon 30 days’ prior written notice.

(g)           Credit and Collection Policies.  Comply in all material respects with its Credit and Collection Policy in connection with the Receivables that it generates and all Contracts and other agreements related thereto.

(h)           Post Office Boxes.  On or prior to the date hereof, deliver to the Servicer (on behalf of the Buyer) a certificate from an authorized officer of the Originator to the effect that (i) the name of the renter of all post office boxes into which Collections may from time to time be mailed has been changed to the name of the Buyer (unless such post office boxes are in the name of the relevant Lock-Box Banks) and (ii) all relevant postmasters have been notified that each of the Servicer and, during the continuation of an Termination Event or a Purchase and Sale Termination Event, the Administrator, are authorized to collect mail delivered to such post office boxes (unless such post office boxes are in the name of the relevant Lock-Box Banks).

(i)           Preservation of Security Interest.  Shall (and shall cause the Servicer to) take any and all action as the Administrator may reasonably require to preserve and maintain the perfection and priority of the security interest of the Purchaser in the Collateral pursuant to this Agreement.

(j)           Transaction Documents.  Comply in all material respects with the Transaction Documents to which it is a party.

(k)           Change Affecting UCC.  At least 30 days before any change in such Originator’s name or any other change requiring the amendment of UCC financing statements, provide to Buyer and the Servicer notice setting forth such changes and the effective date thereof and, prior to the effectiveness of such change, take all steps necessary to amend such financing statements to reflect such change.

6.2           Reporting Requirements.

From the date hereof until the first day following the Purchase and Sale Termination Date, each Originator will, unless the Servicer shall otherwise consent in writing, furnish to the Buyer and the Administrator:

(a)           Purchase and Sale Termination Events.  As soon as possible after knowledge of a Responsible Officer of the applicable Originator of the occurrence of, and in any event within three Business Days after knowledge of the occurrence of each Purchase and Sale Termination Event or each Unmatured Purchase and Sale Termination Event in respect of such Originator, the statement of the chief financial officer or chief accounting officer of any Originator describing such Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event and the action that such Originator proposes to take with respect thereto, in each case in reasonable detail;

(b)           Proceedings.  As soon as possible and in any event within ten (10) Business Days after any Originator otherwise has knowledge thereof, written notice of (i) any litigation, investigation or proceeding of the type described in Section 5.6 not previously disclosed to the Buyer and (ii) all material adverse developments that have occurred with respect to any previously disclosed litigation, proceedings and investigations;

(c)           Other.  Promptly, such other information, documents, records or reports in respect of the Receivables or the conditions or operations, financial or otherwise, of any Originator that the Buyer or the Administrator may from time to time reasonably request in order to protect the interests of the Buyer, the Purchasers or the Administrator under or as contemplated by this Agreement and the other Transaction Documents;

(d)           Judgment and Proceedings.  Within ten (10) Business Days after any Originator has knowledge thereof, written notice of the entry of any judgment or decree against any Originator or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against Strategic Energy and its Subsidiaries (other than the Buyer) exceeds $5,000,000 after deducting (A) the amount with respect to which they are insured and with respect to which the insurer has assumed responsibility in writing, and (B) the amount for which they are otherwise indemnified if the terms of such indemnification are satisfactory to Strategic Energy and its assigns; and

(e)           Defaults Under Other Agreements.  The occurrence of a default or an event of default under any other financing arrangement evidencing $7,500,000 or more of indebtedness pursuant to which any Originator is a debtor or an obligor, the effect of which is to cause, or to permit any Person to cause, the acceleration of Debt evidenced thereby.

6.3           Negative Covenants.

From the date hereof until the date following the Purchase and Sale Termination Date, each Originator agrees that, unless the Servicer and the Administrator shall otherwise consent in writing, it shall not:

(a)           Sales, Liens, Etc.  Except as otherwise provided herein or in any other Transaction Document, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Receivable or related Contract or Related Rights, or any interest therein, or any Collections thereon, or assign any right to receive income in respect thereof.

(b)           Extension or Amendment of Receivables.  Except as otherwise permitted in Section 4.2(a) of the Receivables Purchase Agreement (including, without limitation, in accordance with the Credit and Collection Policy), extend, amend or otherwise modify the terms of any Receivable in any material respect generated by it, or amend, modify or waive, in any material respect, any term or condition of any Contract related thereto (which term or condition relates to payments under, or the enforcement of, such Contract).

(c)           Change in Business or Credit and Collection Policy.  Make any change in the character of its business or materially alter its Credit and Collection Policy, which change would, in either case, materially change the credit standing required of particular Obligors or potential Obligors or impair, in any material respect, the collectibility of the Receivables generated by it.

(d)           Receivables Not to Be Evidenced by Promissory Notes or Chattel Paper. Take any action to cause or permit any Receivable generated by it to become evidenced by any “instrument” or “chattel paper” (as defined in the applicable UCC).

(e)           Mergers, Acquisitions, Sales, Etc.  Be a party to any merger or consolidation, or directly or indirectly sell, transfer, assign, convey or lease (A) whether in one or a series of transactions, all or substantially all of its assets, or (B) any Receivables or any interest therein (other than pursuant to this Agreement), except a merger or consolidation where any Originator is the surviving entity, or a sale or other disposition of all or substantially all of its assets to any other Originator.

(f)           Lock-Box Banks.

Make any changes in its instructions to Obligors regarding Collections or add or terminate any bank as a Lock-Box Bank unless the requirements of paragraph 2(g) of Exhibit IV to the Receivables Purchase Agreement have been met.

(g)           Accounting for Purchases.

Account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as sales or contributions of the Receivables and Related Rights by such Originator to the Buyer.

(h)           Transaction Documents.

Enter into, execute, deliver or otherwise become bound by any agreement, instrument, document or other arrangement that restricts the right of such Originator to amend, supplement, amend and restate or otherwise modify, or to extend or renew, or to waive any right under, this Agreement or any other Transaction Documents.

6.4           Substantive Consolidation.

Each Originator hereby acknowledges that this Agreement and the other Transaction Documents are being entered into in reliance upon the Buyer’s identity as a legal entity separate from each Originator.  Therefore, from and after the date hereof, each Originator shall take all reasonable steps necessary to make it apparent to third Persons that the Buyer is an entity with assets and liabilities distinct from those of each Originator and any other Person, and is not a division of any other Originator, any Affiliates of the Originators or any other Person.  Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each Originator shall take such actions as shall be required in order that:

(a)           the Originators shall not be involved in the day-to-day management of the Buyer;

(b)           the Originators shall maintain separate organizational records and books of account from the Buyer and otherwise will observe organizational formalities and have a separate area from the Buyer for its business;

(c)           the financial statements and books and records of the Originators shall be prepared after the date of creation of the Buyer to reflect and shall reflect the separate existence of the Buyer; provided, that the Buyer’s assets and liabilities may be included in a consolidated financial statement issued by an Affiliate of the Buyer; provided, however, that any such consolidated financial statement shall make clear that the Buyer’s assets are not available to satisfy the obligations of such affiliate;

(d)           except as permitted by the Receivables Purchase Agreement, (i) the Originators shall maintain their assets separately from the assets of the Buyer, (ii) and the Buyer’s assets, and records relating thereto, have not been, are not, and shall not be, commingled with those of any Originator;

(e)           all of the Buyer’s business correspondence and other communications shall be conducted in the Buyer’s own name and on its own stationery;

(f)           no Originator shall act as an agent for the Buyer, other than Strategic Energy in its capacity as the Servicer and any Originator which acts as a Sub-Servicer pursuant to the Receivables Purchase Agreement, and in connection therewith, shall present itself to the public as an agent for the Buyer and a legal entity separate from the Buyer;

(g)           no Originator shall conduct any of the business of the Buyer in its own name;

(h)           no Originator shall pay any liabilities of the Buyer out of its own funds or assets;

(i)           each Originator shall maintain an arm’s-length relationship with the Buyer;

(j)           no Originator shall assume or guarantee or become obligated for the debts of the Buyer or hold out its credit as being available to satisfy the obligations of the Buyer;

(k)           no Originator shall acquire obligations of the Buyer;

(l)           each Originator shall allocate fairly and reasonably overhead or other expenses that are properly shared with the Buyer, including, without limitation, shared office space;

(m)           each Originator shall identify and hold itself out as a separate and distinct entity from the Buyer;

(n)           each Originator shall correct any known misunderstanding regarding its separate identity from the Buyer; and

(o)           no Originator shall pay the salaries of the Buyer’s employees, if any.

ARTICLE VII

ADDITIONAL RIGHTS AND OBLIGATIONS IN
RESPECT OF THE RECEIVABLES

7.1           Rights of the Buyer.

Each Originator hereby authorizes the Buyer (who may further authorize another Person), the Servicer, or their respective designees to take any and all steps in such Originator’s name necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the name of such Originator on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment.

7.2           Responsibilities of the Originators.

Anything herein to the contrary notwithstanding:

(a)           Collection Procedures.  Each Originator agrees to direct its respective Obligors to make payments of Receivables directly to a post office box related to the relevant Lock-Box Account at a Lock-Box Bank or directly to such Lock-Box Account.  Each Originator further agrees to transfer any Collections that it receives directly to the Servicer (for the Buyer’s account) within one (1) Business Day of receipt thereof, and agrees that all such Collections shall be deemed to be received in trust for the Buyer and shall be maintained and segregated separate and apart from all other funds and monies of the Originator until transfer of such Collections to the Servicer.

(b)           Each Originator shall perform its obligations hereunder, and the exercise by the Buyer or its designee of its rights hereunder shall not relieve any Originator from such obligations.

(c)           None of the Buyer, the Servicer, any Purchaser or the Administrator shall have any obligation or liability to any Obligor or any other third Person with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall the Buyer, the Servicer, any Purchaser Agent, any Purchaser or the Administrator be obligated to perform any of the obligations of any Originator thereunder.

(d)           Each Originator hereby grants to the Buyer (who may further grant to another Person (with prior written notice to the Administrator)) an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of such Originator all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Originator or transmitted or received by the Buyer (whether or not from such Originator) in connection with any Receivable.

7.3           Further Action Evidencing Purchases.

Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Servicer may reasonably request in order to perfect, protect or more fully evidence the Receivables and Related Rights purchased by or contributed to the Buyer hereunder, or to enable the Buyer to exercise or enforce any of its rights hereunder or under any other Transaction Document.  Without limiting the generality of the foregoing, upon the request of the Servicer or the Buyer, each Originator will:

(a)           execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate; and

(b)           mark the master data processing records that evidence or list (i) such Receivables and (ii) related Contracts with the legend set forth in Section 4. l(j).

Each Originator hereby authorizes the Buyer or its designee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables and Related Rights now existing or hereafter generated by such Originator.  If any Originator fails to perform any of its agreements or obligations under this Agreement, the Buyer or its designee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Buyer or its designee incurred in connection therewith shall be payable by such Originator as provided in Section 9.1.

7.4           Application of Collections.

Any payment by an Obligor in respect of any indebtedness owed by it to any Originator shall be, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Buyer (or any other Person to whom the Buyer has assigned such right to instruct) applied as a Collection of any Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder (such application to be made starting with the oldest outstanding Receivable or Receivables) before being applied to any other indebtedness of such Obligor.

ARTICLE VIII

PURCHASE AND SALE TERMINATION EVENTS

8.1           Purchase and Sale Termination Events.

Each of the following events or occurrences described in this Section 8.1 shall constitute a “Purchase and Sale Termination Event”:

(a)           A Termination Event (as defined in the Receivables Purchase Agreement) shall have occurred and, in the case of a Termination Event (other than one described in paragraph (f) of Exhibit V of the Receivables Purchase Agreement), the Administrator, shall have declared the Facility Termination Date to have occurred; or

(b)           Subject to any failure which is cured in accordance with Section 3.3, any Originator shall fail to make any payment or deposit to be made by it hereunder when due and such failure shall remain unremedied for one Business Day;

(c)           Any representation or warranty made or deemed to be made by any Originator (or any of its officers) under or in connection with this Agreement, any other Transaction Document, or any other information or report delivered pursuant hereto or thereto shall prove to have been incorrect or untrue in any material respect when made or deemed made;

(d)           Any Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement (other than those terms, covenants or agreements contained in Sections 6.1(b), and 6.2(c), (d) and (e)) on its part to be performed or observed and such failure shall remain unremedied for 5 Business Days after written notice thereof shall have been given by the Servicer or the Buyer to such Originator; or

(e)           Any Originator shall fail to perform or observe any term, covenant or agreement contained in any of Sections 6.1(b), 6.2(c), (d) or (e) of this Agreement on its part to be performed or observed and such failure shall remain unremedied for 10 Business Days after written notice thereof shall have been given by the Servicer or the Buyer to such Originator.

8.2           Remedies.

(a)           Optional Termination.  Upon the occurrence and during the continuation of a Purchase and Sale Termination Event, the Buyer (and not the Servicer), with the prior written consent of the Administrator, shall have the option, by notice to the Originators (with a copy to the Administrator and the Purchaser Agents), to declare the Purchase and Sale Termination Date to have occurred.

(b)           Remedies Cumulative.  Upon any termination of the Purchase Facility pursuant to Section 8.2(a), the Buyer shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.

ARTICLE IX

INDEMNIFICATION

9.1           Indemnities by the Originators.

Without limiting any other rights which the Buyer may have hereunder or under applicable law, rules and regulations, each Originator, jointly and severally, hereby agrees to indemnify the Buyer and each of its officers, directors, employees and agents (each of the foregoing Persons being individually called a “Purchase and Sale Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, judgments, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively called “Purchase and Sale Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of the failure of any Originator to perform its obligations under this Agreement or any other Transaction Document, or arising out of the claims asserted against a Purchase and Sale Indemnified Party relating to the transactions contemplated herein or therein or the use of proceeds thereof or therefrom, excluding, however, (i) Purchase and Sale Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Purchase and Sale Indemnified Party, (ii) any indemnification which has the effect of recourse for non-payment of the Receivables to any indemnitor (except as otherwise specifically provided under this Section 9.1) and (iii) any tax based upon or measured by net income or gross receipts. Without limiting the foregoing, but subject to foregoing clauses (i), (ii) and (iii) above, each Originator, jointly and severally agrees that it shall indemnify each Purchase and Sale Indemnified Party for Purchase and Sale Indemnified Amounts relating to or resulting from:

(a)           the transfer by any Originator of an interest in any Receivable to any Person other than the Buyer;

(b)           the breach of any representation or warranty made by any Originator (or any of its officers) under or in connection with this Agreement or any other Transaction Document, or any written information or report delivered by any Originator pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

(c)           the failure by any Originator to comply with any applicable law, rule or regulation with respect to any Receivable generated by such Originator or the related Contract, or the nonconformity of any Receivable generated by any Originator or the related Contract with any such applicable law, rule or regulation;

(d)           the failure to vest and maintain vested in the Buyer an ownership interest in the Receivables generated by any Originator free and clear of any Adverse Claim,

other than an Adverse Claim arising solely as a result of an act of the Buyer, whether existing at the time of the purchase of such Receivables or at any time thereafter;

(e)           the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables or purported Receivables generated by any Originator, whether at the time of any purchase or contribution or at any subsequent time;

(f)           any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable or purported Receivable generated by any Originator (including, without limitation, a defense based on such Receivable’s or the related Contract’s not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the services related to any such Receivable or the furnishing of or failure to furnish such services;

(g)           any product liability claim arising out of or in connection with services that are the subject of any Receivable generated by any Originator; and

(h)           any tax or governmental fee or charge (other than any tax excluded pursuant to clause (iii) in the proviso to the preceding sentence), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of the Receivables generated by any Originator or any Related Rights connected with any such Receivables.

If for any reason the indemnification provided above in this Section 9.1 is unavailable to a Purchase and Sale Indemnified Party or is insufficient to hold such Purchase and Sale Indemnified Party harmless, then each Originator jointly and severally agrees that it shall contribute to the amount paid or payable by such Purchase and Sale Indemnified Party to the maximum extent permitted under applicable law, rules or regulations.

ARTICLE X

MISCELLANEOUS

10.1           Amendments, Etc.

(a)           The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Buyer, the Originators and the Administrator (with respect to an amendment) or by the Buyer and the Administrator (with respect to a waiver or consent by it).

(b)           No failure or delay on the part of the Buyer, the Servicer, the Originators or any third-party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No notice to or demand on the Buyer, the Servicer or the Originators in any case shall entitle it to any notice or demand in similar or other circumstances.  No waiver or approval by the Buyer, the Servicer, any Originator or the Administrator under this Agreement shall be, except as may otherwise be stated in such waiver or approval, applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

(c)           The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.

10.2           Notices, Etc.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto (it being understood that the notice information with respect to the Administrator and the Purchasers set forth in the Receivables Purchase Agreement is incorporated herein by reference).  All such notices and communications shall be effective (i) if personally delivered, when received, (ii) if sent by certified mail three (3) Business Days after having been deposited in the mail, postage prepaid, and (iii) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

10.3           No Waiver, Cumulative Remedies.

The remedies herein provided are cumulative and not exclusive of any remedies provided by law, rules or regulations.  Without limiting the foregoing, each Originator hereby authorizes the Buyer, at any time and from time to time, to the fullest extent permitted by law, to set off, against any obligations of such Originator to the Buyer arising in connection with the Transaction Documents (including, without limitation, amounts payable pursuant to Section 9.1) that are then due and payable or that are not then due and payable but are accruing in respect of the then current Settlement Period, any and all indebtedness at any time owing by the Buyer to or for the credit or the account of such Originator.

10.4           Binding Effect; Assignability.

This Agreement shall be binding upon and inure to the benefit of the Buyer and the Originators and their respective successors and permitted assigns.  The Originators may not assign any of their rights hereunder or any interest herein without the prior written consent of the

Buyer, except as otherwise herein specifically provided.  This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall otherwise agree in writing.  The rights and remedies with respect to any breach of any representation and warranty made by the Originators pursuant to Article V and the indemnification and payment provisions of Article IX and Section 10.6 shall be continuing and shall survive any termination of this Agreement.  Neither the Buyer nor any other Person may waive a breach of Section 5.20 of this Agreement for so long as the Notes are outstanding.

10.5           Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY OTHERWISE APPLICABLE CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

10.6           Costs, Expenses and Taxes.

In addition to the obligations of the Originators under Article IX, each Originator, jointly and severally agrees to pay on demand:

(a)           all reasonable costs and expenses of the Buyer and any third party beneficiary of the Buyer’s rights hereunder in connection with the enforcement of this Agreement, the Originator Assignment Certificate and the other Transaction Documents; and

(b)           all stamp, franchise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents to be delivered hereunder, and agrees to indemnify each Purchase and Sale Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees (but for the avoidance of doubt, excluding taxes covered by clause (c) of Section 3.1 of the Receivables Purchase Agreement).

10.7           Submission to Jurisdiction.

EACH PARTY HERETO HEREBY IRREVOCABLY (a) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE COURTS OF NEW YORK OR UNITED STATES FEDERAL COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT; (b) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR UNITED STATES FEDERAL COURT; (c) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; (d) IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR

PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SPECIFIED IN SECTION 10.2; AND (e) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 10.7 SHALL AFFECT THE BUYER’S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING AGAINST ANY ORIGINATOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

10.8           Waiver of Jury Trial.

EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT (a) ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND (b) ANY PARTY HERETO (OR ANY ASSIGNEE OR THIRD-PARTY BENEFICIARY OF THIS AGREEMENT) MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

10.9           Captions and Cross-References; Incorporation by Reference.

The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  References in this Agreement to any underscored Section or Exhibit are to such Section or Exhibit of this Agreement, as the case may be.  The Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.

10.10                      Execution in Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

10.11                      Acknowledgment and Agreement.

By execution below, each Originator expressly acknowledges and agrees that all of the Buyer’s rights, title, and interests in, to, and under this Agreement (but not its obligations), shall be assigned by the Buyer to the Administrator (for the benefit of the Purchasers) pursuant to the Receivables Purchase Agreement, and each Originator consents to each such assignment.  Each of the parties hereto acknowledges and agrees that the Administrator, the Purchaser Agents and the Purchasers are third-party beneficiaries of the rights of the Buyer arising hereunder and under the other Transaction Documents to which any Originator is a party, and notwithstanding anything to the contrary contained herein or in any other Transaction Document, during the occurrence and continuation of a Termination Event under the Receivables Purchase Agreement, the Administrator, the Purchaser Agents and the Purchasers, as applicable, and not the Buyer, shall have the sole right to exercise all such rights and related remedies.

10.12                      No Proceeding.

Each Originator hereby agrees that it will not institute, or join any other Person in instituting, against the Buyer any Insolvency Proceeding so long as any of the Company Notes remains outstanding and for at least one year and one day following the day on which all amounts owed by the Buyer under this Agreement and the other Transaction Documents are paid in full.

10.13                      Limited Recourse.

Except as explicitly set forth herein, the obligations of the Buyer and the Originators under this Agreement or any other Transaction Documents to which each is a party are solely the obligations of the Buyer and each such Originator.  No recourse under any Transaction Document shall be had against, and no liability shall attach to, any officer, employee, director, or beneficiary, whether directly or indirectly, of the Buyer or any Originator; provided, however, that this Section 10.13 shall not relieve any such Person of any liability it might otherwise have for its own negligence or willful misconduct.

ARTICLE XI

JOINDER OF ADDITIONAL ORIGINATORS

11.1           Addition of New Originators.

Additional Persons may be added as Originators hereunder, with the prior written consent of the Buyer and the Administrator, provided that the following conditions are satisfied on or before the date of such addition:

(a)           The Servicer shall have given the Administrator and the Buyer at least sixty (60) days’ prior written notice of such proposed addition and the identity of each such proposed additional Originator and shall have provided such other information with respect  to such proposed additional Originator as the Administrator may reasonably request;

(b)           each such proposed additional Originator has executed and delivered to the Buyer and the Administrator an agreement substantially in the form attached hereto as Exhibit F (a “Joinder Agreement”);

(c)           such proposed additional Originator has delivered to the Buyer and the Administrator each of the documents with respect to such Originator described in Sections 4.1 and 4.2; and

(d)           the Purchase and Sale Termination Date shall not have occurred.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

STRATEGIC RECEIVABLES, LLC,
as Buyer

By:	/s/ Andrew J. Washburn
Name:	Andrew J. Washburn
Title:	President
Address:	Two Gateway Center
Pittsburgh, PA 15222-1458
Attention:	Andrew J. Washburn
Telephone:	(412) 258-2188
Facsimile:	(412) 258-2199

 Strategic Energy – Purchase and Sale Agreement

S - 1

STRATEGIC ENERGY, L.L.C.,
as Originator and as Servicer

By:	/s/ Brian M. Begg
Name:	Brian M. Begg
Title:	VP, Corporate Development & Finance

Address:	Two Gateway Center
Pittsburgh, PA 15222-1458

Attention:	Brian M. Begg
Telephone:	(412) 394-6467
Facsimile:	(412) 294-6664

 Strategic Energy – Purchase and Sale Agreement

S - 2

Exhibit A
to Purchase and Sale Agreement

FORM OF PURCHASE REPORT

ORIGINATOR:	__________________________________________
PURCHASER:	STRATEGIC RECEIVABLES, LLC
DATE:	__________________________________________
I.	OUTSTANDING BALANCE OF RECEIVABLES PURCHASED: ______________________
II.	FAIR MARKET VALUE DISCOUNT:
1/(1 + ((Prime Rate + .25%) X Days’ Sales Outstanding/365))
Prime Rate = _________________________________
Days’ Sales Outstanding = ______________________
III.	PURCHASE PRICE (I X II) = $____________________

A - 1

Exhibit B
to Purchase and Sale Agreement

FORM OF COMPANY NOTE

B - 1

Exhibit C
to Purchase and Sale Agreement

FORM OF ORIGINATOR ASSIGNMENT CERTIFICATE

C - 1

Exhibit D
to Purchase and Sale Agreement

OFFICE LOCATIONS

Each Originator maintains books and records relating to Receivables at:

(1) Strategic Energy, L.L.C., Two Gateway Center,  Pittsburgh, PA 15222-1458

The Principal Place of Business, Chief Executive Office and jurisdiction of formation each of Originator is:

(1) Strategic Energy, L.L.C. is a Delaware limited liability company principal place of business and chief executive office:

Two Gateway Center,  Pittsburgh, PA 15222-1458

D - 1

Exhibit E
to Purchase and Sale Agreement

TRADE NAMES

SEL

Strategic Energy

Strategic Energy LTD

Expert Energy

E - 1

Exhibit F
to Purchase and Sale Agreement

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT is executed and delivered by ____________________, a ____________________ (“New Originator”) in favor of Strategic Receivables, LLC, a Delaware limited liability company, as purchaser (“Strategic”), with respect to that certain Purchase and Sale Agreement, dated as of October 3, 2007, by and among the various originators from time to time party thereto (the “Originators”) and Strategic (as amended, restated, supplemented, joined, restated and/or otherwise modified from time to time, the “Sale Agreement”).  Capitalized terms used and not otherwise defined are used with the meanings attributed thereto in the Sale Agreement.

Subject to receipt of counterparts hereof signed by the signatories below, by its signature below, New Originator hereby absolutely and unconditionally agrees to become a party to the Sale Agreement as an Originator thereunder and to be bound by the provisions thereof including, without limitation, the provisions of Article IX thereof.

Attached hereto are amended and restated versions of Exhibits D and E to the Sale Agreement.  After giving effect to the amendments and restatements embodied therein, each of the representations and warranties contained in Article V of the Sale Agreement will be true and correct as to New Originator.

Delivered herewith are each of the documents, certificates and opinions required to be delivered by New Originator pursuant to Articles IV and VII of the Sale Agreement.

The provisions of Article X of the Sale Agreement are incorporated in this Joinder Agreement by this reference with the same force and effect as if set forth in full herein except that references in such Article X to “this Agreement” shall be deemed to refer to “this Joinder Agreement and to the Sale Agreement as modified by this Joinder Agreement.”

Please acknowledge your consent to New Originator’s joinder to the Sale Agreement by signing the enclosed copy hereof in the appropriate space provided below.

[signature pages follow]

F - 1

IN WITNESS WHEREOF, New Originator has executed this Joinder Agreement as of the _____ day of ____________________.

[NEW ORIGINATOR]	:

By: ____________________________________
Name:
Title:

Each of the undersigned hereby consents

to New Originator’s joinder to the Sale Agreement:

PNC BANK, NATIONAL ASSOCIATION,

as Administrator

By:  ______________________________
Name:
Title:

STRATEGIC RECEIVABLES, LLC

By: ______________________________
Name:
Title:

F - 2